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                                                                   Exhibit 10.46



[LOGO] HEALTHGATE(R) DATA CORP.                    25 Corporate Drive, Suite 310
                                                   Burlington, MA 01803

                                                   TEL: (781) 685-4000
                                                   FAX: (781) 685-4040
                                                   http://www.healthgate.com


January 19, 2000

Mr. Ian Bannerman
Blackwell Science Ltd
Osney Mead
Oxford, OX2 0EL
United Kingdom

Dear Ian,

Pursuant to our conversations to date, HealthGate agrees to offer Blackwell Science a 10% discount on the outstanding balance of the estimated total fees for our activePress Journal Hosting and Delivery Agreement for the year 2000. Estimated total fees for the year 2000 are US$805,500. Your fees paid to date total US$249,125.

Therefore, Blackwell Science agrees to pay HealthGate the sum of US$556,375.00 on Friday, 21 January, 2000. This sum is an advance payment on the remaining Software Maintenance, Content Conversion, Site Maintenance and Content Storage fees relating to 2000, described in the activePress Journal Hosting and Delivery Agreement, effective as of 1 January 2000.

HealthGate agrees to credit Blackwell Science with an early settlement discount of US$55,637.50, representing 10% of the estimated total fees for Software Maintenance, Content Conversion, Site Maintenance and Content Storage in 2000.

The balance of fees for Software Maintenance, Content Conversion, Site Maintenance and Content Storage will be reviewed quarterly and HealthGate will issue a statement of account to Blackwell Science effective 1 April 2000, 1 July 2000 and 1 October 2000. Any outstanding balance will be settled quarterly. If there is an underpayment, then HealthGate will invoice any additional fees (provided for in the activePress agreement), if any, quarterly. Any overpayment will be credited to Blackwell Science quarterly.

All other terms and conditions from the activePress Journal Hosting and Delivery Agreement still apply, unless waived in writing by both parties as provided for the Agreement.

Please acknowledge the terms for early payment by signing below. We look forward to working with you in the coming year.

Sincerely,

/s/ Rick Lawson

Rick Lawson
Vice President

For Blackwell Science Ltd.



/s/ Ian Bannerman
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Ian Bannerman
Journal Sales Director



                                                        CONFIDENTIAL INFORMATION